UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: September 20, 2017

(Date of earliest event reported)

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Kalmin Corp.

(Exact name of registrant as specified in its charter)

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Nevada (State or Other Jurisdiction of Incorporation or Organization)	333-214638 (Commission File Number)	37-1832675 (IRS Employer Identification No.)

Alberdi 1045, Caacupe Paraguay (Address of principal executive offices)		3000 (Zip Code)

+1 (702) 879-4171

              (Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 14, 2017, the Board of Directors (the “Board”) of Kalmin Corp. (the “Company”) appointed Karel Astride Oulai, age 25, as Treasurer and Secretary of the Company, effective immediately. Ms. Oulai will continue in her role as Treasurer and Secretary until a qualified replacement is found. The Company’s press release announcing Ms. Oulai's appointment as Treasurer and Secretary is attached hereto as Exhibit 99.1.

Previously Ms. Oulai served as Chief Manager in Camino’s Souvenirs of Leon, Calle Dulcinea 5, 24010 San Andres del Rabanedo, Leon, Spain where her responsibilities included finance and work with personal.

In connection with her appointment, on September 20, 2017, Ms. Oulai will be issued with 1,000,000 shares of the Company’s common stock for her services through the end of Company’s fiscal year on August 31, 2018. The exercise price of the stock options is $0.001 per share.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this report:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
99.1	Press Release dated September 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALMIN CORP.

By:	/s/ Jose Maria Galarza Gaona
Name: Jose Maria Galarza Gaona
Title: President and Director

Date: September 20, 2017